Exhibit 10.1

FIFTH AMENDMENT TO FOURTH AMENDED AND RESTATED

LOAN AND SECURITY AGREEMENT

THIS FIFTH AMENDMENT TO FOURTH AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT (this “Amendment”) is made and entered into as of May 9, 2007, by and among AMERICAN TIRE DISTRIBUTORS, INC., a Delaware corporation (“American Tire”), THE SPEED MERCHANT, INC., a California corporation (“Speed Merchant”), and T.O. HAAS TIRE COMPANY, INC., a Nebraska corporation (“Haas Tire”; American Tire, Speed Merchant, and Haas Tire are collectively referred to herein as “Borrowers” and each individually as a “Borrower”); the Lenders party to this Amendment (the “Lenders”); WACHOVIA BANK, NATIONAL ASSOCIATION and GENERAL ELECTRIC CAPITAL CORPORATION, in their capacities as Co-Syndication Agents (collectively the “Co-Syndication Agents”); THE CIT GROUP/BUSINESS CREDIT, INC., in its capacity as Documentation Agent (the “Documentation Agent”); and BANK OF AMERICA, N.A., in its capacity as administrative and collateral agent for the Lenders (the “Administrative Agent”).

Recitals:

Administrative Agent, Co-Syndication Agents, Documentation Agent, Lenders and Borrowers are parties to that certain Fourth Amended and Restated Loan and Security Agreement dated as of March 31, 2005, as amended by that certain First Amendment to Fourth Amended and Restated Loan and Security Agreement dated as of October 3, 2005, and as supplemented by that certain Joinder Agreement and Supplement No. 1 to Loan Agreement dated as of September 25, 2005 and effective as of November 3, 2005, as amended by that certain Second Amendment to Fourth Amended and Restated Loan and Security Agreement dated as of December 30, 2005, as supplemented by that certain Joinder Agreement and Supplement No. 2 to Loan Agreement dated as of February 27, 2006, as amended by that certain Third Amendment to Fourth Amended and Restated Loan and Security Agreement dated as of February 8, 2006, as supplemented by that certain Joinder Agreement and Supplement No. 3 to Loan Agreement dated as of August 25, 2006, and as amended by that certain letter amendment to Fourth Amended and Restated Loan and Security Agreement dated February 7, 2007 (as at any time amended, restated, modified or supplemented, the “Loan Agreement”), pursuant to which Lenders have made certain revolving credit loans to Borrowers.

The parties desire to amend the Loan Agreement as hereinafter set forth.

NOW, THEREFORE, for TEN DOLLARS ($10.00) in hand paid and other good and valuable consideration, the receipt and sufficiency of which are hereby severally acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

1) Definitions. All capitalized terms used in this Amendment, unless otherwise defined herein, shall have the meaning ascribed to such terms in the Loan Agreement.

2) Amendments to Loan Agreement. The Loan Agreement is hereby amended as follows:

a) By deleting the references to $300,000,000 set forth in the cover page of the Loan Agreement and in the ninth “WHEREAS” paragraph of the Loan Agreement, and by substituting in lieu thereof references to “$400,000,000”.

b) By deleting the first sentence of the definition of “Applicable Margin” contained in Section 1.1 of the Loan Agreement and by substituting in lieu thereof the following:

“Applicable Margin”: for the Revolving Credit Loans of the Types set forth below, the rate per annum set forth under the relevant column heading opposite such Loans below:

Alternate Base Rate Loans	Eurodollar Loans
zero	1.25%

; provided that, from and after May 9, 2007, the Applicable Margin with respect to Revolving Credit Loans will be adjusted on each Adjustment Date (as defined below) to the applicable rate per annum set forth in the pricing grid attached hereto as Schedule II based on the Fixed Charge Coverage Ratio as determined from the financial statements delivered in accordance with Section 6.1(b) hereof and related compliance certificate, commencing with the first Fiscal Quarter of Fiscal Year 2007 and quarterly thereafter.

c) By deleting the definitions of “Borrowing Base”, “Revolving Credit Commitment” and “Revolving Credit Termination Date” contained in Section 1.1 of the Loan Agreement in their entireties and by substituting in lieu thereof the following:

“Borrowing Base”: an amount equal to the lesser of:

(a)	the aggregate Revolving Credit Commitments, minus the sum of:

(i)	the Letter of Credit Reserve, plus

(ii)	the Rent Reserve, plus

(iii)	any Additional Reserves, and

(b)	an amount equal to the sum of:

(i)	85% of the Value of Eligible Receivables, plus

(ii)	an amount equal to the least of:

(A)	65% of the Value of Eligible Tire Inventory, and

(B)	the NOLV Percentage of the Value of Eligible Tire Inventory, and

(C)	$230,000,000; plus

(iii)	an amount equal to the least of:

(A)	50% of the Value of Eligible Non-Tire Inventory;

(B)	the NOLV Percentage of the Value of Eligible Non-Tire Inventory; and

(C)	$45,000,000, minus

(iv)	the sum of:

(A)	the Letter of Credit Reserve, plus

(B)	the Rent Reserve, plus

(C)	the Dilution Reserve, plus

(D)	any Additional Reserves

; provided that, at no time shall the outstanding advances under the Borrowing Base exceed the greater of (i) $325,000,000 or (ii) the “Borrowing Base” under and as defined in the Senior Note Indentures, namely an amount equal to the sum of 85% of the aggregate book value of all accounts receivables of Issuer and its Restricted Subsidiaries (as such terms are defined in the Senior Note Indentures) plus 65% of the aggregate book value of all inventory owned by Issuer and its Restricted Subsidiaries (as such terms are defined in the Senior Note Indentures), all calculated on a consolidated basis in accordance with GAAP.

“Revolving Credit Commitment”: as to any Lender, its obligations to (i) make Revolving Credit Loans to the Borrowers pursuant to Section 2.1 and (ii) to purchase its L/C Participating Interest in any Letter of Credit, in an aggregate amount not to exceed the amount set forth under such Lender’s name in Schedule I opposite the caption “Revolving Credit Commitment” or in Schedule 1 to the Assignment and Acceptance by which such Lender acquired its Revolving Credit Commitment, as the same may be reduced from time to time pursuant to Sections 3.3 or 3.4(b) or adjusted subsection 11.8(c); collectively, as to all the Lenders, the “Revolving Credit Commitments”. The aggregate principal amount of the Revolving Credit Commitments is $400,000,000, subject to adjustment as set forth above.

“Revolving Credit Termination Date”: the earlier of (a) December 31, 2011 and (b) such other earlier date as the Revolving Credit Commitments shall terminate hereunder.

d) By adding the following new definitions of “Excess Availability Cure Floor” and “Excess Availability Trigger Amount” to Section 1.1 of the Loan Agreement in proper alphabetical sequence:

“Excess Availability Cure Floor”: an amount equal to $15,000,000; provided, that, if on any date the outstanding principal amount of all Loans together with the outstanding amount of all L/C Obligations exceeds

$215,000,000, then on such date and at all times thereafter, the term “Excess Availability Cure Floor” shall mean an amount equal to $20,000,000.

“Excess Availability Trigger Amount”: an amount equal to $25,000,000; provided, that, if on any date the outstanding principal amount of all Loans together with the outstanding amount of all L/C Obligations exceeds $215,000,000, then on such date and at all times thereafter, the term “Excess Availability Trigger Amount” shall mean an amount equal to $35,000,000; provided, further that for purposes of determining pro forma Excess Availability under this Agreement in connection with any acquisition, investment, repurchase, distribution or other transaction by the Borrowers, the increased Excess Availability Trigger Amount of $35,000,000 will also apply to the extent that the applicable acquisition, investment, repurchase, distribution or other transaction by the Borrowers would cause the outstanding principal amount of all Loans together with the outstanding amount of all L/C Obligations to exceed $215,000,000 on a pro forma basis.

e) By adding the following new clause (iv) to Section 6.9(c) of the Loan Agreement immediately following clause (iii) thereto:

and (iv) on the Monday of each week if at any time during the immediately preceding week the outstanding principal amount of all Loans together with the outstanding amount of all L/C Obligations exceeded $325,000,000, a compliance certificate prepared by a Responsible Officer of the Borrowers as of the such date confirming the Borrowers’ continuing compliance with the provisions of the Senior Note Indentures, including the negative covenants regarding the Borrowers’ incurrence of debt found in Section 4.03 thereof.

f) By deleting the references to “$25,000,000” in Sections 6.10(b), 7.1(1), 7.3(k), 7.4(d)(II), 7.6(h)(ii), 7.6(i)(iii) 7.6(m)(ii), 7.8, 7.9(c), 7.9(g)(ii), and 7.9(j)(ii) of the Loan Agreement and by substituting in lieu thereof references to “the Excess Availability Trigger Amount”.

g) By deleting the references to “$15,000,000” in Section 7.8 of the Loan Agreement and by substituting in lieu thereof references to “the Excess Availability Cure Floor”.

h) By deleting Schedule I and Schedule II to the Loan Agreement and by substituting in lieu thereof, respectively, Schedule I and Schedule II attached to this Amendment.

3) Ratification and Reaffirmation. Borrowers hereby ratify and reaffirm the Loan Agreement, each of the Loan Documents, and all debts, covenants, duties and obligations now or at any time or times hereafter owing to the Co-Syndication Agents, Documentation Agent, Administrative Agent and Lenders pursuant to the Loan Agreement or any of the Loan Documents.

4) Acknowledgments and Stipulations. Each Borrower acknowledges and stipulates that the Loan Agreement and the other Loan Documents executed by Borrowers are legal, valid and binding obligations of Borrowers that are enforceable against Borrowers, both individually and jointly and severally, in accordance with the terms thereof; and all of the Secured Obligations are owing and payable without defense, offset or counterclaim (and to the extent there exists any such defense, offset or counterclaim on the date hereof, the same is hereby waived by each Borrower).

5) Representations and Warranties. Each Borrower represents and warrants to Agents and Lenders, to induce Agents and Lenders to enter into this Amendment, that no Default or Event of Default exists on the date hereof; the execution, delivery and performance of this Amendment have been duly authorized by all requisite corporate action on the part of each Borrower and this Amendment has been duly executed and delivered by each Borrower; and all of the representations and warranties made by each Borrower in the Loan Agreement are true and correct on and as of the date hereof.

6) Reference to Loan Agreement. Upon the effectiveness of this Amendment, each reference in the Loan Agreement to “this Agreement,” “hereunder,” or words of like import shall mean and be a reference to the Loan Agreement, as amended by this Amendment.

7) Breach of Amendment. This Amendment shall be part of the Loan Agreement and a breach of any representation, warranty or covenant herein shall constitute an Event of Default.

8) Conditions Precedent. The effectiveness of the amendments contained in Section 2 hereof are subject to the satisfaction of each of the following conditions precedent, in form and substance satisfactory to Administrative Agent, unless satisfaction thereof is specifically waived in writing by Administrative Agent:

a) No Default of Event of Default. No Default or Event of Default occurs or exists on the date hereof.

b) Amendment; Notes. The Administrative Agent shall have received (i) a counterpart of this Amendment for each Lender duly executed and delivered by a duly authorized officer of the each of the parties hereto, and (ii) for the account of each Revolving Credit Lender, an amended and restated Revolving Credit Note of the Borrowers conforming to the requirements of the Loan Agreement and executed by a duly authorized officer of each of the Borrowers.

c) Fees. The Administrative Agent, the Co-Lead Arrangers and the Lenders, as applicable, shall have received on the date hereof in immediately available funds the fees set forth in Section 9 of this Amendment.

d) Legal Opinions. The Administrative Agent shall have received in form and substance acceptable to the Administrative Agent legal opinions from counsel to the Borrowers that the Revolving Credit Facility, as amended by this Amendment, does not violate the Senior Note Indentures.

e) Closing Certificates. The Administrative Agent shall have received a Closing Certificate of each Credit Party dated the date hereof, with appropriate insertions and attachments, including board of directors resolutions authorizing the execution and delivery by the Borrowers of this Amendment and the other documents required to be delivered in connection herewith, each in form and substance satisfactory to the Administrative Agent and its counsel, executed by the President or any Vice President and the Secretary or any Assistant Secretary (or other appropriate officers or representatives) of Holdings and its Subsidiaries, respectively.

f) Other Agreements. The Administrative Agent shall have received duly executed originals of each additional document or instrument reasonably requested by the Required Lenders.

g) Litigation. (A) There shall be no injunctions or restraining orders pending against any Credit Party with respect to the Loan Agreement or any other Loan Document or the transactions contemplated hereby or thereby and (B) there shall be no actions, suits or proceedings against any Credit Party with respect to the Loan Agreement or any other Loan Documents or the transactions contemplated hereby or thereby which if determined adversely to such Credit Party could reasonably be expected to have a Material Adverse Effect or which could have a material adverse effect on the rights or remedies of the Lenders hereunder or under any other Loan Documents or the ability of any Credit Party to perform its respective obligations to the Lenders under the Loan Agreement or under any other Loan Documents.

h) Consents, Approvals and Filings. All necessary governmental and other third party authorizations, consents, approvals or waivers required in connection with the execution, delivery and performance by the Credit Parties, and the validity and enforceability against the Credit Parties, of this Amendment and any of the other Loan Documents to which any of them is a party, or otherwise in connection with the transactions contemplated by the Loan Documents, shall have been obtained or made and remain in full force and effect (except where the failure to do so would not reasonably be expected to have a material adverse effect on (x) the business, operations, property, condition (financial or otherwise) of the American Tire and its Subsidiaries taken as a whole or (y) (i) the validity or enforceability of this Amendment, the Loan Agreement, any of the Notes or the other Loan Documents or (ii) the rights or remedies of the Administrative Agent or the Lenders hereunder or thereunder), and all applicable waiting periods shall have expired without any action being taken by any competent authority which restrains or prevents such transactions or imposes materially adverse conditions upon the consummation of such transactions.

i) No Material Adverse Effect. Since December 31, 2006, there shall not have been any event, change or effect that has a Material Adverse Effect.

9) Amendment Fee; Expenses of Administrative Agent. In consideration of Agents’ and Lenders’ willingness to enter into this Amendment, the Borrowers jointly and severally agree to pay (i) to Administrative Agent in immediately available funds on the date hereof, the arrangement fee set forth in the letter agreement among Administrative Agent, Banc of America Securities, LLC and Borrowers dated April 24, 2007, and (ii) to Administrative Agent, for the benefit of each Lender (and to be allocated to each Lender as set forth below in accordance with its respective Commitment or increase therein), in immediately available funds on the date hereof, (A) a closing fee of 0.15% of the amount of each Lender’s existing Commitment prior to entering into this Amendment, the aggregate amount of which closing fees shall be $450,000, and (B) an additional closing fee of 0.20% of the amount of the increase in each Lender’s Commitment after giving effect to this Amendment, the aggregate amount of which additional closing fees shall be $200,000. Additionally, the Borrowers agree to pay, on demand, all reasonable costs and expenses actually incurred by Administrative Agent in connection with the preparation, negotiation and execution of this Amendment and any other Loan Documents executed pursuant hereto and any and all amendments, modifications, and supplements thereto, including, without limitation, the costs and fees of Administrative Agent’s legal counsel and any taxes or expenses associated with or incurred in connection with any instrument or agreement referred to herein or contemplated hereby.

10) Effectiveness; Governing Law. This Amendment shall be effective upon acceptance by Administrative Agent and Lenders and shall be governed by and construed in accordance with the internal laws of the State of New York.

11) Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

12) No Novation, etc. Except as otherwise expressly provided in this Amendment, nothing herein shall be deemed to amend or modify any provision of the Loan Agreement or any of the other Loan Documents, each of which shall remain in full force and effect. This Amendment is not intended to be, nor shall it be construed to create, a novation or accord and satisfaction, and the Loan Agreement as herein modified shall continue in full force and effect.

13) Counterparts; Telecopied Signatures. This Amendment may be executed in any number of counterparts and by different parties to this Amendment on separate counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute one and the same agreement. Any signature delivered by a party by facsimile transmission shall be deemed to be an original signature hereto.

14) Further Assurances. Borrowers agree to take such further actions as Administrative Agent shall reasonably request from time to time in connection herewith to evidence or give effect to the amendments set forth herein or any of the transactions contemplated hereby.

15) Section Titles. Section titles and references used in this Amendment shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreements among the parties hereto.

16) Waiver of Jury Trial. To the fullest extent permitted by applicable law, the parties hereto each hereby waives the right to trial by jury in any action, suit, counterclaim or proceeding arising out of or related to this Amendment.

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signatures commence on following page]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and have caused this Agreement to be delivered by their proper and duly authorized officers on the day and year first above written.

BORROWERS:

AMERICAN TIRE DISTRIBUTORS, INC.

By:	/s/ David L. Dyckman
	Name:	David L. Dyckman
	Title:	Executive Vice President & CFO

THE SPEED MERCHANT, INC.

By:	/s/ David L. Dyckman
	Name:	David L. Dyckman
	Title:	Vice President

T.O. HAAS TIRE COMPANY, INC.

By:	/s/ David L. Dyckman
	Name:	David L. Dyckman
	Title:	Vice President

AGENTS AND LENDERS:

BANK OF AMERICA, N.A., as Administrative Agent, Issuing Lender and a Lender

By:	/s/ Seth Benefield
	Name:	Seth Benefield
	Title:	Vice President

[Signatures continued on following page]

WACHOVIA BANK, NATIONAL ASSOCIATION, as Co-Syndication Agent and a Lender

By:	/s/ Susan Cromartie
	Name:	Susan Cromartie
	Title:	Vice President

GENERAL ELECTRIC CAPITAL CORPORATION, as successor to Transamerica Business Capital Corporation, as Co-Syndication Agent and a Lender

By:	/s/ Sean McWhinnie
	Name:	Sean McWhinnie
	Title:	Duly Authorized Signatory

THE CIT GROUP/BUSINESS CREDIT, INC., as Documentation Agent and a Lender

By:	/s/ Evelyn Kusold
	Name:	Evelyn Kusold
	Title:	VP

LASALLE BANK MIDWEST NATIONAL ASSOCIATION (formerly known as STANDARD FEDERAL BANK NATIONAL ASSOCIATION), as a Lender

By:	LASALLE BUSINESS CREDIT, LLC, as agent

	By:	/s/ Steve Friedlander
		Name:	Steve Friedlander
		Title:	S.V.P

CITIZENS LEASING CORPORATION, as a Lender

By:	/s/ Christopher K. Nairne
	Name:	Christopher K. Nairne
	Title:	Vice President

CONSENT AND REAFFIRMATION

The undersigned guarantor of the Secured Obligations of Borrowers at any time owing to Agents’ and Lenders hereby (i) acknowledges receipt of a copy of the foregoing Fifth Amendment to Fourth Amended and Restated Loan and Security Agreement; (ii) consents to each Borrower’s execution and delivery thereof and of the other documents, instruments or agreements Borrowers agree to execute and deliver pursuant thereto; (iii) agrees to be bound thereby; and (iv) affirms that nothing contained therein shall modify in any respect whatsoever its guaranty of the Secured Obligations and reaffirms that such guaranty is and shall remain in full force and effect.

IN WITNESS WHEREOF, the undersigned has executed this Consent and Reaffirmation as of the date of such Fifth Amendment to Fourth Amended and Restated Loan and Security Agreement.

AMERICAN TIRE DISTRIBUTORS HOLDINGS, INC.

By:	/s/ David L. Dyckman
	Name:	David L. Dyckman
	Title:	Executive Vice President & CFO

SCHEDULE I

LIST OF ADDRESSES FOR NOTICES;

LENDING OFFICES; COMMITMENT AMOUNTS

Name of Lender and Lending Office Address	Revolving Credit Commitment Percentage	Revolving Credit Commitment
Bank of America, N.A. 300 Galleria Parkway Suite 800 Atlanta, Georgia 30339 Attention: Loan Administration Manager Telecopy: (770) 857-2947	25.0000%	$100,000,000.00
Wachovia Bank, National Association 301 South College Street NC0479, 6th Floor Charlotte, North Carolina 28288-0479 Attention: Susan Cromartie and Steve Haas Telecopy: (704) 374-2703	20.0000%	$80,000,000.00
General Electric Capital Corporation 201 Merritt 7 Norwalk, Connecticut 06856 Attention: Sean McWhinnie Telecopy: (203) 956-4003	15.8333%	$63,333,200.00
The CIT Group / Business Credit, Inc. 11 West 42nd Street New York, New York 10036 Attention: Evelyn Kusold Telecopy: (212) 461-7762	15.8333%	$63,333,200.00
LaSalle Bank Midwest National Association c/o LaSalle Business Credit, LLC 135 S. LaSalle Street, Suite 425 Chicago, Illinois 60603 Attention: Elizabeth J. Mitchell Telecopy: (312) 904-0291	13.3334%	$53,333,600.00
Citizens Leasing Corporation c/o Citizens Business Capital 100 Galleria Parkway, Suite 1655 Atlanta, Georgia 30339 Attention: Christopher K. Nairne Telecopy: (770) 850-4895	10.0000%	$40,000,000.00

TOTAL	100.00000%	$400,000,000

SCHEDULE II

PRICING GRID

Tier	Fixed Charge Coverage Ratio	Eurodollar Loans	Alternate Base Rate Loans	Commitment Fee Rate
IV	If Fixed Charge Coverage Ratio is less than or equal to 1.10 to 1.0	1.75%	0.25%	0.25%
III	If Fixed Charge Coverage Ratio is greater than 1.10 to 1.0, but less than or equal to 1.50 to 1.0	1.50%	zero	0.25%
II	If Fixed Charge Coverage Ratio is greater than 1.50 to 1.0, but less than or equal to 2.00 to 1.0	1.25%	zero	0.25%
I	If Fixed Charge Coverage Ratio is greater than 2.00 to 1.0	1.00%	zero	0.25%